Exhibit 99.1

Investors and Shareholders:

Geoff Ribar

SiRF Technology Holdings, Inc.

(408) 392-8342

gribar@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Financial Results for Third Quarter

2007

SiRF reports record revenue and strong Non-GAAP operating profits

SAN JOSE, Calif.—October 30, 2007/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported unaudited financial results for its third quarter ended September 30, 2007.

Net revenue in the third quarter of 2007 was $91.2 million, an increase of 43 percent from $63.7 million reported in the third quarter of 2006. Net revenue in the first nine months of 2007 was $229.0 million, an increase of 32 percent from $173.5 million reported in the first nine months of 2006. Gross margin in the third quarter of 2007 was 52.2 percent, as compared to 55.6 percent in the third quarter of 2006. Gross margin in the first nine months of 2007 was 53.7 percent, as compared to 55.7 percent in the first nine months of 2006.

Net loss for the third quarter of 2007 was $16.1 million, or $(0.28) per diluted share, based on 57.0 million diluted weighted average shares outstanding. This compares with net income of $2.6 million, or $0.05 per diluted share, based on 55.6 million diluted weighted average shares outstanding in the third quarter of 2006.

Net loss for the first nine months of 2007 was $11.1 million, or $(0.21) per diluted share, based on 54.0 million diluted weighted average shares outstanding. This compares with net loss of $6.7 million, or $(0.13) per diluted share, based on 50.9 million diluted weighted average shares outstanding in the first nine months of 2006.

SiRF reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of acquired in-process research and development, employee stock compensation expense, amortization of acquisition-related intangible assets, fair value adjustments on acquisition-related inventory, revisions to prior period estimated research and development (R&D) tax credits and expenses related to acquisition-related contingent payments. Non-GAAP gross profit was $49.7 million, or 54.5%, and excludes $1.6 million in fair value adjustments to acquisition-related inventory and $0.5 million of employee stock compensation. Non-GAAP net income for the third quarter of 2007 was $17.6 million, or $0.29 per diluted share, as compared to non-GAAP net income of $12.2 million, or $0.22 per diluted share, for the third quarter of 2006. Non-GAAP net income for the third quarter of 2007 excludes a one-time charge of $13.9 million for acquired in-process research and development expense, $11.6 million in employee stock compensation expense, $4.5 million in amortization of acquisition-related intangible assets, $1.6 million recorded as cost of sales pertaining to fair value adjustments on acquisition-related inventory sold during the quarter, $1.4 million revision to prior period estimated R&D tax credits and $0.6 million of expenses related to acquisition-related contingent payments. Non-GAAP net income for the third quarter of 2006 excludes $7.3 million in employee stock compensation expense, $1.4 million in amortization of acquisition-related intangible assets and $1.0 million in expenses related to acquisition-related contingent payments. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the third quarter of 2007 were 61.3 million, compared to 55.6 million for the third quarter of 2006. Refer to the itemized reconciliation between net income (loss) on a GAAP basis and non-GAAP basis for the third quarter of 2007 and 2006 to follow.

Non-GAAP net income for the first nine months of 2007 was $42.2 million, or $0.72 per diluted share, as compared to non-GAAP net income of $32.0 million, or $0.57 per diluted share for the first nine months of 2006. Non-GAAP net income for the first nine months of 2007 excludes $27.7 million in employee stock compensation expense, $13.9 million for acquired in-process research and development, $6.6 million in amortization of acquisition-related intangible assets, $2.1 million of expenses related to acquisition-related contingent payments, $1.6 million recorded as cost of sales pertaining to fair value adjustments on acquisition-related inventory sold during the quarter, and $1.4 million revision to prior period estimated R&D tax credits. Non-GAAP net income for the first nine months of 2006 excludes $18.9 million in employee stock compensation expense, $13.3 million of charges recorded for acquired in-process research and development, $4.1 million in amortization of acquisition-related intangible assets and $2.4 million in expenses related to acquisition-related contingent payments. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the first nine months of 2007 were 59.0 million, compared to 55.9 million for the first nine months of 2006. Refer to the itemized reconciliation between net income (loss) on a GAAP basis and non-GAAP basis for the first nine months of 2007 and 2006 to follow.

Total cash, cash equivalents and short-term investments were $118.7 million at September 30, 2007, compared with $170.2 million at December 31, 2006. The Company had no long term investments at September 30, 2007, compared with $26.4 million at December 31, 2006. During the third quarter of 2007, SiRF acquired Centrality which led to the decrease in cash, cash equivalents and investments.

“We believe our Q3 performance has been exceptional. We have once again posted record revenues on record shipment volumes with excellent profitability and strong bookings momentum. Our acquisition of Centrality and broadening of our product portfolio with the System-on-Chip (SoC) products has been enthusiastically welcomed by customers, and the SoC products are also breaking revenue and shipment volume records,” said Dr. Michael Canning, President and CEO.

The assets acquired and liabilities assumed as part of the acquisition of Centrality in August 2007 are reflected in SiRF’s consolidated financial statements. As SiRF finalizes certain valuation assumptions, adjustments may be recorded in the related purchase price allocations.

Q3’2007 Highlights and Business Outlook:

•

We have successfully closed the merger with Centrality Communications and are integrating our products, platforms and personnel. The resulting combination has exceeded our expectations and has been very well received by customers, vendors and employees alike. We are seeing significant design win momentum at major PND customers for our SoC platforms. We are now working on synergistic extensions of our combined fundamental technology.

•

Growth in our Automotive business, and particularly in Portable Navigation Devices (PNDs), continues to be very strong and to mirror overall market growth. In Q3, we made record volume shipments to a number of major customers. In addition, many of our customers, including ASUS, Garmin, HP, Magellan, Mio, Siemens VDO and TomTom, launched new platforms using SiRfstarIII or SiRF SoC based products this quarter.

•

Interest in and demand for our products continues to accelerate in our Wireless business. One of our key tier one customers launched their first new GPS enabled handset which has been qualified at two operators this quarter; and RIMM continues to launch new GPS- enabled products and expand the number of operators using their Platform. Multiple handsets based on the SiRFstarIII platforms have also been announced or moved into volume production by customers such as Mio ASUS and Amoi, one of the leading local handset manufacturer in China. In July, Chung-Hwa Telecom launched LBS services based on a SiRF SUPL 1.0 AGPS server and our SiRFstudio development platform for LBS applications is getting good reception at some of the leading operators.

•

In the consumer and mobile computing market, SiRFstarIII architecture is gaining more momentum. Garmin launched a new generation of their SiRFstarIIII based Edge platforms for cyclists and Magellan launched a new family of SiRFstarIII based TRITON™ handhelds featuring National Geographic’s award winning full color topographic maps. One of the leading mobile gaming customers launched a GPS accessory with gaming and navigation software for their mobile gaming platform and we are also starting to see increasing interest from digital camera industry.

Quarterly conference call details:

SiRF will host a conference call on October 30, 2007, at approximately 4:30 PM EDT/1:30 PM PDT to discuss its third quarter 2007 financial results.

This event is available through the SiRF Technology web site at www.sirf.com by clicking on the “Investors” link. Listeners should go to the website at least ten minutes before the event to download and install any necessary audio software. For those unable to attend the live broadcast, an archived version of the webcast will be available for twelve months.

The call can also be heard by dialing (800) 909-5202 (domestic) or (785) 830-7975 (international) and entering the conference id: SIRF. A telephonic replay will also be available approximately 2 hours following the earnings call and will be available for two weeks. The telephone playback of the conference call can be accessed by dialing (800) 723-5154.

About SiRF Technology Holdings, Inc.:

SiRF Technology Holdings, Inc. develops and markets semiconductor and premium software products that are designed to enable location-awareness utilizing GPS and other location technologies, enhanced by wireless connectivity capabilities, such as Bluetooth, in high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as location servers, asset tracking devices and fleet management systems. SiRF markets and sells its products in three target platforms: wireless handheld devices, such as mobile phones; automotive electronics systems, including navigation and telematics systems; and consumer and compute devices, including personal digital assistants, notebook computers, recreational GPS handhelds, mobile gaming machines, digital cameras and watches. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its location technology solutions can be found at www.sirf.com.

USE OF NON-GAAP FINANCIAL INFORMATION:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of operating results, gross profit, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

SiRF management uses each of the non-GAAP financial measures internally to understand, manage and evaluate our business. SiRF believes it is useful for itself and investors to review, as applicable, both GAAP information, which includes acquired in-process research and development, employee stock compensation expense, amortization of acquisition-related intangibles assets, fair value adjustments to acquisition-related inventory, revisions to prior period estimated R&D tax credits and expenses related to acquisition-related contingent payments, and the non-GAAP measures, which exclude this information, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. SiRF believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Our non-GAAP financial measures reflect adjustments based on the following items:

•

Acquired in-process research and development: SiRF incurred one-time charges in connection with the acquisition of Centrality during the third quarter of 2007 and the acquisition of TrueSpan during the first quarter of 2006 that otherwise would not have been incurred and therefore we have excluded the effects of these charges from our non-GAAP net income. In-process research and development consists of technology projects which, as of acquisition date, had not yet reached technological feasibility and there are no future alternative uses that exist. We believe it is useful for investors to understand the effect of this expense on our statement of operations. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

•

Stock compensation expense: Our operating expenses include stock compensation expense recorded pursuant to SFAS No. 123R, which requires us to recognize a non-cash expense related to the fair value of all our employee stock-based compensation awards. We believe it is useful to highlight the effect of this stock compensation expense in our condensed statement of operations. However, stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Stock compensation expenses will recur in future periods.

•

Amortization of acquisition-related intangible assets: SiRF has excluded the effects of amortization of acquisition-related intangible assets from our non-GAAP net income because these costs are associated with the acquisition of companies that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

•

Fair value adjustments on acquisition-related inventory: SiRF has excluded the effects of fair value adjustments on acquisition-related inventory that was subsequently sold to end customers during the quarter from our non-GAAP net income because these costs are associated with the acquisition of companies that would not have otherwise been incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

•

Revision to prior period estimated R&D tax credits: SiRF has excluded the effects of a reduction to our tax benefit resulting from revisions to prior period estimated R&D tax credits from our non-GAAP operating results. This reduction in estimated R&D tax credits resulted from a R&D tax credit study for the years 2005 – 2006. This non-GAAP adjustment is intended to reflect revisions to our tax provision that are not directly associated with our current period operations.

•

Expenses related to acquisition-related contingent payments: SiRF has excluded the effects of compensation expense recorded in relation to acquisition-related contingent payments from our non-GAAP net income because these costs are associated with the acquisition of companies that would not have otherwise been incurred. These non-GAAP adjustments are intended to reflect additional acquisition-related payments and are not directly associated with our continuing operations. We believe these adjustments are useful to investors as this expense is not part of our continuing operations.

FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including but not limited to, statements regarding the benefits of our acquisition of Centrality Communications, Inc., including our design win momentum and out combined technology, growth in our Automotive and Wireless businesses, consumer and mobile computing market growth, the benefits to our management and investors of using non-GAAP measurements, the purpose of using non-GAAP measurement, the recurrence of these expenses in the future and the contribution of stock-based compensation to our revenue are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “address,” “designed to,” “provide,” “anticipate,” “believe,” “expect,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, the semiconductor industry, international operations and our ability to compete, and other risks and uncertainties discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30, 2007 (Unaudited) (2)	December 31, 2006 (1)
ASSETS
Current assets:
Cash and cash equivalents	$78,840	$133,817
Marketable securities	39,838	36,391
Accounts receivable, net	43,811	18,375
Inventories	24,182	16,472
Current deferred tax assets	9,344	11,743
Prepaid expenses and other current assets	6,119	6,912

Total current assets	202,134	223,710
Long-term investments	—	26,412
Property and equipment, net	10,437	8,469
Goodwill	213,401	55,967
Identified intangible assets, net	88,702	19,680
Long-term deferred tax assets	28,634	31,620
Other long-term assets	1,399	805

Total assets	$544,707	$366,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,984	$15,883
Accrued payroll and related benefits	12,461	10,508
Other accrued liabilities	5,595	4,127
Deferred margin on shipments to distributors	4,604	1,256
Deferred revenue	443	574
Advance contract billings	202	478
Rebates payable to customers	3,817	5,334
Short-term borrowings	3,629	189

Total current liabilities	51,735	38,349
Long-term deferred and other tax liabilities	483	462
Long-term obligations	1,338	509
Long-term income taxes payable	2,116	—

Total liabilities	55,672	39,320
Commitments and contingencies
Stockholders’ equity:
Common stock	5	5
Additional paid-in-capital	529,234	355,690
Accumulated other comprehensive loss	(103)	(142)
Accumulated deficit	(40,101)	(28,210)

Total stockholders’ equity	489,035	327,343

Total liabilities and stockholders’ equity	$544,707	$366,663

(1)	The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2006 as presented in its December 31, 2006 Form 10-K.

(2)	On January 1, 2007, the Company adopted EITF No. 06-02, Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43 and FIN 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109. The impact of changes in accrued payroll and related benefits, long term deferred and other tax liabilities, and long-term obligations resulting from adoption of these new accounting pronouncements were recorded as cumulative effect adjustments to the opening balance of accumulated deficit in the September 30, 2007 condensed consolidated balance sheet.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED GAAP STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenue:
Product revenue	$89,434	$61,266	$224,198	$165,815
License royalty revenue	1,727	2,409	4,828	7,710

Net revenue	91,161	63,675	229,026	173,525
Cost of revenue:
Cost of product revenue (excludes amortization of acquisition-related intangibles included below and includes stock compensation expense of $514 and $226 for the three months ended September 30, 2007 and 2006, respectively, and $1,053 and $486 for the nine months ended September 30, 2007 and 2006, respectively) (excluding amortization of acquisition-related intangibles included below)	43,573	28,275	106,148	76,898

Gross profit	47,588	35,400	122,878	96,627
Operating expenses:
Research and development (includes stock compensation expense of $6,285 and $4,652 for the three months ended September 30, 2007 and 2006, respectively, and $15,588 and $12,490 for the nine months ended September 30, 2007 and 2006, respectively)	26,413	20,417	70,418	56,818
Sales and marketing (includes stock compensation expense of $2,072 and $1,132 for the three months ended September 30, 2007 and 2006, respectively, and $4,689 and $2,755 for the nine months ended September 30, 2007 and 2006, respectively)	7,408	4,875	19,908	13,907
General and administrative (includes stock compensation expense of $2,732 and $1,286 for the three months ended September 30, 2007 and 2006, respectively, and $6,411 and $3,164 for the nine months ended September 30, 2007 and 2006, respectively)	10,484	5,312	25,385	13,840
Amortization of acquisition-related intangibles	4,486	1,382	6,609	4,088
In-process research and development	13,900	—	13,900	13,251

Total operating expenses	62,691	31,986	136,220	101,904

Operating income (loss)	(15,103)	3,414	(13,342)	(5,277)
Other income, net	1,745	1,780	6,091	4,446

Net income (loss) before provision for income taxes	(13,358)	5,194	(7,251)	(831)
Provision for income taxes	2,697	2,615	3,863	5,868

Net income (loss)	$(16,055)	$2,579	$(11,114)	$(6,699)

Net income (loss) applicable to common stockholders per share:
Basic	$(0.28)	$0.05	$(0.21)	$(0.13)

Diluted	$(0.28)	$0.05	$(0.21)	$(0.13)

Weighted average number of shares used in per share calculations:
Basic	56,954	51,408	54,006	50,905

Diluted	56,954	55,585	54,006	50,905

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

	Three months ended September 30,
	2007			2006
	GAAP	Reconciling Items	Non- GAAP	GAAP	Reconciling Items	Non- GAAP
Revenue:
Product revenue	$89,434		$89,434	$61,266		$61,266
License royalty revenue	1,727		1,727	2,409		2,409

Net revenue	91,161		91,161	63,675		63,675
Cost of revenue:
Cost of product revenue (a) (excludes amortization of acquisition-related intangibles included below)	43,573	(2,117)	41,456	28,275	(226)	28,049

Gross profit	47,588		49,705	35,400		35,626
Operating expenses:
Research and development (a)	26,413	(6,934)	19,479	20,417	(5,622)	14,795
Sales and marketing (a)	7,408	(2,072)	5,336	4,875	(1,132)	3,743
General and administrative (a)	10,484	(2,732)	7,752	5,312	(1,286)	4,026
Amortization of acquisition-related intangible asset	4,486	(4,486)	—	1,382	(1,382)	—
In-process research and development	13,900	(13,900)	—	—		—

Total operating expenses	62,691		32,567	31,986		22,564

Operating income (loss)	(15,103)		17,138	3,414		13,062
Other income, net	1,745		1,745	1,780		1,780

Net income (loss) before provision for income taxes	(13,358)		18,883	5,194		14,842
Provision for income taxes	2,697	(1,370)	1,327	2,615		2,615

Net income (loss)	$(16,055)		$17,556	$2,579		$12,227

Net income (loss) per share:
Basic	$(0.28)		$0.31	$0.05		$0.24

Diluted	$(0.28)		$0.29	$0.05		$0.22

Weighted average number of shares used in per share calculations:
Basic	56,954		56,954	51,408		51,408

Diluted	56,954		61,345	55,585		55,585

(a) Stock compensation expense was allocated as follows:
Cost of product revenue	$514	(514)	$—	$226	(226)	$—
Research and development	6,285	(6,285)	—	4,652	(4,652)	—
Sales and marketing	2,072	(2,072)	—	1,132	(1,132)	—
General and administrative	2,732	(2,732)	—	1,286	(1,286)	—

	$11,603		$—	$7,296		$—

An itemized reconciliation between net income (loss) on a GAAP basis and non-GAAP basis is as follows:

	Three months ended September 30,
	2007	2006
GAAP net income (loss)	$(16,055)	$2,579
In-process research and development	13,900	—
Stock compensation expense	11,603	7,296
Amortization of acquisition-related intangible assets	4,486	1,382
Fair value adjustments on acquisition-related inventory	1,603	—
Revision to prior period estimated R&D tax credits	1,370	—
Acquisition-related contingent payments	649	970

Non-GAAP net income	$17,556	$12,227

Weighted average number of shares used in non-GAAP diluted per share calculations	61,345	55,585

Non-GAAP diluted net income per share	$0.29	$0.22

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

	Nine months ended September 30,
	2007			2006
	GAAP	Reconciling Items	Non- GAAP	GAAP	Reconciling Items	Non- GAAP
Revenue:
Product revenue	$224,198		$224,198	$165,815		$165,815
License royalty revenue	4,828		4,828	7,710		7,710

Net revenue	229,026		229,026	173,525		173,525
Cost of revenue:
Cost of product revenue (a) (excludes amortization of acquisition-related intangibles included below)	106,148	(2,656)	103,492	76,898	(486)	76,412

Gross profit	122,878		125,534	96,627		97,113
Operating expenses:
Research and development (a)	70,418	(17,717)	52,701	56,818	(14,937)	41,881
Sales and marketing (a)	19,908	(4,689)	15,219	13,907	(2,755)	11,152
General and administrative (a)	25,385	(6,411)	18,974	13,840	(3,164)	10,676
Amortization of acquisition-related intangible assets	6,609	(6,609)	—	4,088	(4,088)	—
In-process research and development expense	13,900	(13,900)	—	13,251	(13,251)	—

Total operating expenses	136,220		86,894	101,904		63,709

Operating income (loss)	(13,342)		38,640	(5,277)		33,404
Other income, net	6,091		6,091	4,446		4,446

Net income (loss) before provision for income taxes	(7,251)		44,731	(831)		37,850
Provision for income taxes	3,863	(1,370)	2,493	5,868		5,868

Net income (loss)	$(11,114)		$42,238	$(6,699)		$31,982

Net income (loss) per share:
Basic	$(0.21)		$0.78	$(0.13)		$0.63

Diluted	$(0.21)		$0.72	$(0.13)		$0.57

Weighted average number of shares used in per share calculations:
Basic	54,006		54,006	50,905		50,905

Diluted	54,006		58,994	50,905		55,910

(a) Stock compensation expense was allocated as follows:
Cost of product revenue	$1,053	(1,053)	$—	$486	(486)	$—
Research and development	15,588	(15,588)	—	12,490	(12,490)	—
Sales and marketing	4,689	(4,689)	—	2,755	(2,755)	—
General and administrative	6,411	(6,411)	—	3,164	(3,164)	—

	$27,741		$—	$18,895		$—

An itemized reconciliation between net income (loss) on a GAAP basis and non-GAAP basis is as follows:

	Nine months ended September 30,
	2007	2006
GAAP net loss	$(11,114)	$(6,699)
Stock compensation expense	27,741	18,895
In-process research and development	13,900	13,251
Amortization of acquisition-related intangible assets	6,609	4,088
Acquisition-related contingent payments	2,129	2,447
Fair value adjustments on acquisition-related inventory	1,603	—
Revision to prior period estimated R&D tax credits	1,370	—

Non-GAAP net income	$42,238	$31,982

Weighted average number of shares used in non-GAAP diluted per share calculations	58,994	55,910

Non-GAAP diluted net income per share	$0.72	$0.57